EXHIBIT 99.3

JPMORGAN CHASE BANK, N.A.
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017

December 9, 2004

Honeywell International Inc.
101 Columbia Road
Morris Township, NJ 07962

Attention of David J. Anderson
Senior Vice President and Chief Financial Officer

Project Richie
Senior Unsecured Interim Facility
Commitment Letter

Ladies and Gentlemen:

You have advised JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities Inc. (“JPMorgan” and, together with JPMCB, “we” or “us”) that Honeywell International Inc., a Delaware corporation (the “Company” or “you”), intends to make an offer to acquire (the “Acquisition”) all the outstanding ordinary and convertible preference shares of Novar plc, a company organized under the laws of England (the “Acquired Company”). You have further advised us that you may obtain all or a portion of the funds required to complete the Acquisition and to pay related fees and expenses through the establishment of a senior unsecured interim credit facility in a principal amount of up to £1,200,000,000 (the “Interim Facility”). It is contemplated that the terms of the Interim Facility will be as set forth in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).

In connection with the foregoing, JPMCB is pleased to advise you of its commitment to provide the entire principal amount of the Interim Facility, on the terms and subject to the conditions set forth or referred to in this Commitment Letter and the Term Sheet.

You hereby appoint JPMorgan, and JPMorgan hereby agrees to act, as sole lead arranger and sole bookrunner for the Interim Facility. You hereby appoint JPMCB, and JPMCB hereby agrees to act, as sole administrative agent for the Interim Facility. You agree that no other agents, co-agents, arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation referred to in the Term Sheet) will be paid in connection with the Interim Facility unless you and we shall so agree.

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JPMCB reserves the right, prior to or after the execution of definitive documentation for the Interim Facility, to syndicate all or a portion of its commitment hereunder to one or more financial institutions that will become parties to such definitive documentation pursuant to a syndication to be managed by JPMorgan (JPMCB and the other financial institutions becoming parties to such definitive documentation being collectively referred to as the “Lenders”).

You agree actively to assist JPMorgan in completing a satisfactory syndication of the Interim Facility. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit from your existing relationships with financial institutions, (b) direct contact between your senior management and advisors and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum for the Interim Facility and other marketing materials to be used in connection with the syndication of the Interim Facility and (d) the hosting, with JPMorgan, of one or more meetings of prospective Lenders.

JPMorgan, in consultation with you, will manage all aspects of the syndication of the Interim Facility, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist JPMorgan in the syndication efforts, you agree promptly to prepare and provide to us all information with respect to the Company, the Acquisition, the Acquired Company and the other transactions contemplated hereby, including all financial information, as we may reasonably request in connection with the arrangement and syndication of the Interim Facility.

You hereby represent and covenant (and it shall be a condition to the commitment of JPMCB hereunder and the agreement of JPMorgan to perform the services described herein) that (a) all written information (except any projected financial information) regarding the Company and its subsidiaries or, to the best of your knowledge, regarding the Acquired Company and its subsidiaries that has been or will be made available to us by you or any of your representatives is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) all projected financial information, if any, that has been or will be made available to us by you or any of your representatives has been and will be prepared in good faith based upon reasonable assumptions. You understand that, in arranging the Interim Facility, we will be using and relying on such information without independent verification thereof.

The commitment of JPMCB hereunder and the agreement of JPMorgan to perform the services described herein are subject to (a) the negotiation, execution and delivery of definitive credit documentation with respect to the Interim Facility satisfactory to JPMCB, (b) our satisfaction that prior to and during the syndication of the Interim Facility there shall be no concurrent or pending bank financings or offerings or

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placements of debt securities (other than any commercial paper issuances) by or on behalf of the Company or its subsidiaries that would be likely to materially and adversely affect the syndication of the Interim Facility, (c) the material terms of the Acquisition and the Offer being reasonably satisfactory to us (it being understood that a minimum tender condition set at a majority or more of the aggregate ordinary voting power of the Acquired Company is reasonably satisfactory to us) and (d) the other conditions set forth or referred to in the Term Sheet.

You agree (a) to indemnify and hold harmless each of us and our affiliates, and the officers, directors, employees, affiliates, advisors and agents of each of the foregoing (each, an “indemnified person”), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Interim Facility, the actual or proposed use of the proceeds thereof, the Acquisition or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse each of us and each of our affiliates on demand for all reasonable out-of-pocket expenses (including syndication expenses and reasonable fees, charges and disbursements of counsel) incurred in connection with the Interim Facility and any related documentation (including this Commitment Letter and the definitive financing documentation), whether or not the transactions contemplated herein are completed. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Interim Facility.

You acknowledge that each of us and our affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Each of us agrees that it will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by it of services for other companies, or furnish any such confidential information to other companies or customers. You also acknowledge that neither of us has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by it from other companies.

This Commitment Letter and JPMCB’s commitment hereunder shall not be assignable by you without our prior written consent (and any purported assignment without such consent shall be null and void), are intended to be solely for the benefit of

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the parties hereto and the indemnified persons, and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. Any and all obligations of, and services to be provided by, any of us may be performed, and any and all rights of any of us hereunder may be exercised, by or through our affiliates. This Commitment Letter may not be amended or waived except by an instrument in writing signed by us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. This Commitment Letter is the sole agreement that has been entered into among the parties hereto with respect to the Interim Facility and sets forth the entire understanding among the parties hereto with respect thereto. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

You irrevocably and unconditionally submit to the exclusive jurisdiction of any state or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Commitment Letter, any transaction contemplated hereby or the performance of services hereunder. You hereby agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process for any suit, action or proceeding brought in any such court. You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. You agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon you and may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment. Each party hereto irrevocably agrees to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the transactions contemplated hereby or the performance of services hereunder.

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Term Sheet or any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, agents and advisors who are directly involved in the consideration of the Acquisition and the other Transactions on a confidential basis or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided that, following your acceptance of this Commitment Letter, you may disclose this Commitment Letter and the Term Sheet and their terms and substance (i) to the Acquired Company and its officers, directors, employees, agents and advisors and (ii) to the extent necessary, in the Company’s filings with the Securities and Exchange Commission.

JPMCB hereby notifies you that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it and each of the Lenders may be required to obtain, verify and record information

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that identifies you and the Borrower, which information may include your and the Borrower’s name, address and other information that will allow you and the Borrower to be identified in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each of JPMorgan, JPMCB and the other Lenders.

The reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation with respect to the Interim Facility shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPMCB’s commitment hereunder.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on December 31, 2004, failing which JPMCB’s commitment hereunder and JPMorgan’s agreements contained herein will expire at such time. In the event that the initial borrowing in respect of the Interim Facility does not occur on or before April 29, 2005, then this Commitment Letter and the commitment hereunder shall automatically terminate unless each of us shall agree to an extension.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,
JPMORGAN CHASE BANK, N.A.,
by	/s/ Bruce Borden
Name: Bruce Borden Title: Vice President

J.P. MORGAN SECURITIES INC.,
by	/s/ Bruce Borden
Name: Bruce Borden Title: Vice President

Accepted and agreed to
as of the date first written above by:

HONEYWELL INTERNATIONAL INC.,
by	/s/ David Anderson
Name: David Anderson Title: Senior Vice President; Chief Financial Officer

CONFIDENTIAL	EXHIBIT A
December 8, 2004

Project Richie
Senior Unsecured Interim Facility
Summary of Principal Terms and Conditions

Borrower:

A newly formed corporation (the “Borrower”) that is a wholly owned subsidiary of Honeywell International Inc., a Delaware corporation (the “Company”). The obligations of the Borrower will be unconditionally guaranteed by the Company.

Sole Lead Arranger and Sole Bookrunner:	J.P. Morgan Securities Inc. will act as sole lead arranger and sole bookrunner (in such capacities, the “Arranger”) and will perform the duties customarily associated with such roles.
Administrative Agent:

JPMorgan Chase Bank, N.A. (“JPMCB”) will act as sole administrative agent (in such capacity, the “Administrative Agent”) for a syndicate of lenders (together with JPMCB, the “Lenders”) arranged by the Arranger.

Transactions:

The Company intends to make an offer to acquire (the “Acquisition”) all the outstanding ordinary and convertible preference shares of Novar plc, a company organized under the laws of England (the “Acquired Company”), for aggregate consideration of not more than £1,200,000,000, including amounts required to refinance the existing indebtedness of the Acquired Company. It is anticipated that the Acquisition will be structured as a tender offer (the “Offer”) by the Borrower for all of the outstanding ordinary and convertible preference shares of the Acquired Company. The Borrower will finance the Acquisition and related fees and expenses with the proceeds of loans under a senior unsecured interim credit facility in a principal amount of up to £1,200,000,000 (the “Interim Facility”), to the extent necessary. The Acquisition, the Offer, the establishment of and the borrowings under the Interim Facility and the other transactions contemplated hereby are collectively referred to herein as the “Transactions”.

Availability:

Up to the full amount of the commitments under the Interim Facility may be borrowed on a revolving basis at any time on and after the date of closing of the Offer (the “Closing Date”) and prior to the final maturity of the Interim Facility.
Purpose:	The proceeds of loans under the Interim Facility will be used to finance the Acquisition and related fees and expenses and for general corporate purposes of the Borrower and its subsidiaries.
Final Maturity:	The commitments under the Interim Facility will expire, and the borrowings under the Interim Facility will mature, on the date that is 364 days following the Closing Date.
Multicurrency Availability:	Loans under the Interim Facility will be available in Sterling and US dollars.
Optional Commitment Reductions and Prepayments:

The Borrower may terminate commitments, and prepay loans, under the Interim Facility in whole or in part at any time, subject to, in the case of prepayment of Eurocurrency loans, reimbursement of breakage costs if prepayment occurs other than at the end of the applicable interest period.

Any Lender may terminate its commitment upon the occurrence of a change of control of the Company in accordance with the terms and procedures set forth in the Company’s existing Five-Year Credit Agreements (the “Existing Credit Agreements”).

Mandatory Commitment Reductions and Prepayments:

The Borrower shall prepay loans under the Interim Facility with, and the commitments under the Interim Facility will be permanently reduced in the amount of, 100% of the net cash proceeds of (a) any issuance or incurrence of debt by the Company or any of its subsidiaries, subject to limited exceptions to be agreed upon (including exceptions for borrowings pursuant to existing commitments under each of the Existing Credit Agreements), (b) any issuance of equity or equity-linked securities of the Company or any of its subsidiaries, subject to limited exceptions to be agreed upon, and (c) any sale of any of the assets, including equity interests, acquired as part of the Acquisition, subject to limited exceptions to be agreed upon.

Fees and Interest Rates:	As per the attached Annex I.
Conditions to	Loans under the Interim Facility to be used to finance

Borrowing:

the Acquisition will be available subject only to (a) the accuracy of the Borrower’s and the Company’s representations and warranties as to corporate existence, power and authority, absence of conflicts with laws and existing agreements and enforceability of credit documentation; (b) absence of any event of bankruptcy or insolvency; (c) receipt by the Lenders of evidence of authority and customary legal opinions; (d) payment of fees and expenses; (e) the Acquisition being approved, prior to the commencement of the Offer, by the board of directors of the Acquired Company; (f) the Offer having been consummated in accordance with applicable law and in all material respects on the terms set forth in the offering documents with respect thereto, without modification of any material term or condition thereof not approved by the Administrative Agent (it being understood that any reduction of the minimum tender condition to a level not below a majority of the aggregate ordinary voting power of the Acquired Company shall not require approval by the Administrative Agent); and (g) proceeds of such loans not being used in violation of Federal Reserve margin regulations, to the extent applicable.

Other than as set forth in the preceding paragraph, the documentation for the Interim Facility will contain no conditions to the availability of loans to be used to finance the Acquisition.

Loans under the Interim Facility to be used other than to finance the Acquisition will be available subject to the conditions to borrowing similar to the on-going conditions set forth in the Existing Credit Agreements, including exceptions contained therein with respect to bring-down of litigation, absence of material adverse change and certain other representations and warranties.

Representations and Warranties:

Similar to the representations and warranties set forth in the Existing Credit Agreements, with such modifications thereto as may be requested by the Arranger for transactions of this type, including representations and warranties with respect to corporate existence, power and authority; absence of conflicts with laws and existing agreements; governmental and regulatory approvals; enforceability; financial information; absence of material adverse change; absence of material litigation; margin stock; ERISA matters; compliance with laws; and status under Investment Company Act and Public Utility Holding Company Act.
Covenants:

Similar to the covenants set forth in the Existing Credit Agreements, with such modifications thereto as may be requested by the Arranger for transactions of this type, including covenants with respect to compliance with environmental and other laws; payment of taxes; maintenance of insurance; preservation of corporate existence; visitation rights; books and records; maintenance of properties; delivery of financial statements and other information and notices; limitations on liens; and certain restrictions on consolidations, mergers and sale of assets.

Events of Default:

Similar to the events of default set forth in the Existing Credit Agreements, including failure to pay principal, interest or other amounts; breach of representations and warranties in any material respect; breach of covenants; cross default and cross acceleration to material indebtedness; certain bankruptcy events; material judgments; certain ERISA matters; and actual or asserted invalidity of the Company’s guarantee.

Cost and Yield Protection:	Usual for facilities and transactions of this type.
Assignments and Participations:

The Borrower may not assign its rights or obligations under the Interim Facility without the prior written consent of the Lenders. Lenders will be permitted to assign and sell participations in loans and commitments. Assignments will be by novation and will be subject to the prior consent of the Administrative Agent and, except in the case of assignments to another Lender or an affiliate of a Lender or to approved funds, the Company (not to be unreasonably withheld); provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing. In the case of partial assignments (other than to another Lender or an affiliate of a Lender or to approved funds), the minimum assignment amount will be $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. Each assignment will be subject to the payment of a service fee of $3,500. Participations will be without restriction, and participants will have the same benefits as syndicate Lenders with regard to yield protection, increased costs and taxes (but will not be permitted to receive amounts greater than the transferring lender) and will be permitted to receive information from Lenders with respect to the Company. Voting rights of participants will be limited to customary matters.

Expenses and Indemnification:

The Borrower will pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel) incurred in connection with the preparation, administration and modification of the definitive credit documentation. In addition, the Borrower will pay all expenses of the Administrative Agent and any Lender (including the reasonable fees, charges and disbursements of counsel) for enforcement costs and documentary taxes associated with the Interim Facility.

The Borrower will indemnify and hold harmless the Administrative Agent, the Lenders and their affiliates, and related parties of each of the foregoing, from and against any and all losses, liabilities, damages and expenses (including the reasonable fees, charges and disbursements of counsel) arising out of or relating to the Interim Facility or any transaction contemplated thereby, except to the extent such losses, liabilities, damages and expenses have resulted from the willful misconduct or gross negligence of the party seeking indemnification.

Voting Rights:

Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding at least 51% of the aggregate amount of the loans and commitments under the Interim Facility, provided that the consent of all affected Lenders will be required with respect to (a) increases in the amounts or extensions of the expiry dates of the Lenders’ commitments, (b) reductions in the amount or extensions of the date for the payment of principal of any loan and (c) reductions in interest rates or fees or extensions of the dates for payment thereof, and the consent of 100% of the Lenders will be required with respect to (i) modifications to the pro rata provisions, (ii) modifications of the voting percentages and (iii) release of the Company’s guarantee.

Governing Law:	New York.
Counsel for Arranger and Administrative Agent:	Cravath, Swaine & Moore LLP.

ANNEX I

Facility Fees:

Facility fees will accrue and be payable to the Lenders on the commitments under the Interim Facility, irrespective of usage, commencing on the date of execution of definitive credit documentation for the Interim Facility and payable in arrears at the end of each calendar quarter and at maturity. The rates at which the facility fees accrue will depend upon the ratings of Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services applicable to the Company’s senior unsecured non-credit enhanced long-term debt (the “Ratings”), as set forth in the table appearing at the end of this Annex I.

Utilization Fees:

Utilization fees will accrued and be payable to the Lenders on the outstanding principal amount of all loans under the Interim Facility at any time that the outstanding principal amount of such loans exceeds 50% of the commitments under the Interim Facility. Utilization fees will be payable in arrears at the end of each calendar quarter and at maturity. The rates at which the utilization fees accrue will depend upon the Ratings, as set forth in the table appearing at the end of this Annex I.

Interest Rates:

Interest will be payable on the loans at the following rates per annum:

(a)      In the case of Eurocurrency loans, Adjusted LIBOR plus spreads depending upon the Ratings, as set forth in the table appearing at the end of this Annex I.

(b)     In the case of ABR loans, the Alternate Base Rate.

As used herein:

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements and, in the case of loans denominated in Sterling, mandatory liquid asset costs.

“Alternate Base Rate” or “ABR” means the higher of (i) JPMCB’s Prime Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum. Only loans

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denominated in US dollars may be ABR loans.
Interest Periods:	At the Borrower’s option: Eurocurrency loans: 1, 2, 3, 6 or, if available to all Lenders, 9 months. ABR loans: quarterly.
Interest will be payable at the end of each Interest Period, but not less often than every three months.

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FEE AND SPREAD TABLE

	Ratings (S&P/Moody’s)	Facility Fee (basis points)	Utilization Fee (basis points)	LIBOR Spread (basis points)
Category 1	A+/A1 or higher	5.0	5.0	20.0
Category 2	A/A2	6.0	5.0	24.0
Category 3	A-/A3	7.0	10.0	27.0
Category 4	BBB+/Baa1	10.0	12.5	40.0
Category 5	BBB/Baa2 or lower	12.5	12.5	62.5

In the event of split Ratings, the Category corresponding to the higher of the two Ratings shall apply unless the Ratings differ by more than one Category, in which case the Category next above that corresponding to the lower of the two Ratings shall apply.